As filed with the Securities and Exchange Commission on July 19, 2005
                                     Securities Act Registration No. 333-_______


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        DRAGON INTERNATIONAL GROUP CORP.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

             Nevada                                            98-0177646
             ------                                            ----------
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)


                                     Bldg 14
                    Suite A09, International Trading Center,
                                 29 Dongdu Road
                              Ningbo, China 315000
                              --------------------
               (Address of principal executive offices & Zip Code)

                DRAGON INTERNATIONAL GROUP 2005 STOCK OPTION PLAN
                -------------------------------------------------
                            (Full Title of the Plan)


                            Andrew I. Telsey, Esquire
                             Andrew I. Telsey, P.C.
                            12835 East Arapahoe Road
                               Tower I, Penthouse
                            Englewood, Colorado 80112
                            -------------------------
                      (Name & address of agent for service)

                                 (303) 768-9221
                                 --------------
          (Telephone number, including area code, of agent for service)

                        (CALCULATION OF REGISTRATION FEE)
--------------------------------------------------------------------------------------------
Title of securities  Amount to be   Proposed Maximum    Proposed Maximum      Amount of
  to be registered    registered   offering Price per  Aggregate offering  registration fee
                                         Share                Price
--------------------------------------------------------------------------------------------
Common Stock,
$.01 par value        5,000,000          $0.28 *            $1,400,000          $164.78
per share
--------------------------------------------------------------------------------------------

*Estimated for calculation of registration fee only, pursuant to Rule 457(h)(1), calculated on the basis of the of the average high and low price of the Company's Common Stock on the Electronic Bulletin Board for the period from July 12, 2005 through July 18, 2005.

In addition, pursuant to Rule 416(c) promulgated under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Dragon International Group 2005 Stock Option Plan described herein.

                          PART II. INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents heretofore filed by the Company with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated herein by reference:

     (1) The Company's Current Report on Form 8-K/A1 filed on December 6, 2004;

     (2) The Company's Quarterly Report on Form 10-QSB for the six month period ended December 31, 2004, filed with the Commission on February 24, 2005;

     (3) The Company's Quarterly Report on Form 10-QSB for the nine month period ended March 31,2005, filed with the Commission on May 24, 2005; and

     (4) All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities than remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated hereby by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by referenced herein modifies or supersedes such statement.

Item 4.    Description of Securities.

     The Common Stock of the Company is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Item 5.  Interests of Named Experts and Counsel.

     Andrew I. Telsey, sole shareholder of Andrew I. Telsey, P.C., owns 605,000 shares of the Company's Common Stock.

Item 6.    Indemnification of Directors and Officers.

     The Company's Articles of Incorporation, as amended, provides for the indemnification of the Company's officers and directors to the fullest extent not prohibited by law.

     Insofar as indemnification for liabilities arising under the Act may be permitted to officers and directors of the Company in the future, the Company understands that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and therefore unenforceable. In the event that a claim for indemnification for such liabilities (other than the payment by the Company of expenses paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by an officer or director for liabilities arising under the Act, the Company will (unless the question has already been determined by a precedent deemed to be controlling), submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     The following is a complete list of exhibits filed as a part of this Registration Statement and which are incorporated herein.

Exhibit No.
-----------

    4.1        Dragon International Group 2005 Stock Option Plan

     5 Opinion of Andrew I. Telsey, P.C. regarding legality of the securities covered by this Registration Statement.

   23.1 The consent of Andrew I. Telsey, P.C., counsel for the Company, to the use of their opinion with respect to the legality of the securities covered by this Registration Statement and to the references to such firm in this Registration Statement is contained in such opinion filed as Exhibit 5 to this Registration Statement.

   23.2        Consent of Sherb & Co, LLP, independent auditors.

Item 9.   Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising out of the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ningbo, China, on July 18, 2005.

                                        DRAGON INTERNATIONAL GROUP CORP.


                                        By:  s/David Wu
                                           -------------------------------------
                                           David Wu, Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                         Signatures and Capacities:
                                         --------------------------

Dated: July 18, 2005                     By:  s/David Wu
                                            ------------------------------------
                                            David Wu


Dated: July 18, 2005                     By:  s/Xuejun Chen
                                            ------------------------------------
                                            Xuejun Chen, Director


Dated: July 18, 2005                     By:  s/Xiali Gan
                                            ------------------------------------
                                            Xiali Gan, Director


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ningbo, China on July 18, 2005.

                                         DRAGON INTERNATIONAL GROUP
                                         2005 STOCK OPTION PLAN

                                         By:  s/David Wu
                                            ------------------------------------
                                            David Wu, Plan Administrator